Exhibit 10.1

DIVERSA CORPORATION

$100,000,000 Principal Amount

5.50% Convertible Senior Notes due 2027

PURCHASE AGREEMENT

March 22, 2007

PURCHASE AGREEMENT

March 22, 2007

UBS Securities LLC

Jefferies & Company, Inc.

Canaccord Adams Inc.

Cantor Fitzgerald & Co.

as Initial Purchasers

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Diversa Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers named in Schedule A annexed hereto (the “Initial Purchasers”) $100,000,000 aggregate principal amount of its 5.50% Convertible Senior Notes due 2027 (the “Firm Notes”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Initial Purchasers the option to purchase from the Company up to an additional $20,000,000 aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2027 (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes.”

The Notes are to be issued pursuant to an indenture (the “Indenture”) to be dated as of March 28, 2007, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the “Common Stock”) of the Company, $0.001 par value per share (the “Shares”).

The Notes and the Shares will be offered without being registered under the Securities Act of 1933, as amended (the “Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Act (“Rule 144A”).

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the “time of purchase” (as defined herein) between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

The Company has furnished to you, for use by you in connection with the offering of the Notes, copies of a preliminary offering memorandum (the “Preliminary Memorandum”), and the Company will, on or before the second business day after the date hereof, prepare and furnish to you, for use by you in connection with the offering of the Notes, a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”), each of which Memoranda includes or will include, among other things, a description of the terms of the Notes and the Shares, the terms of the offering and a description of the Company. Any reference herein to the Preliminary Memorandum, Final Memorandum or

Memorandum shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the any Memorandum shall be deemed to refer to and include the filing with the Securities and Exchange Commission (the “Commission”) of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the date of such Memorandum and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Initial Purchaser agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to issue and sell to the respective Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of 96.6% of the principal amount thereof.

In addition, the Company hereby grants to the several Initial Purchasers the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Initial Purchasers shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the aggregate principal amount of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at a purchase price of 96.6% of the principal amount thereof. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Initial Purchasers at any time and from time to time on or before the thirtieth day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the Over-Allotment Option is being exercised and the date and time when the Additional Notes are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The principal amount of Additional Notes to be sold to each Initial Purchaser shall be the principal amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto bears to the aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 9 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Firm Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Initial Purchasers. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 28, 2007 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Notes shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to make such certificates (or a true copy thereof) available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Notes shall be made at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, NY 10019-6092, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Notes or the Additional Notes, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Initial Purchasers that:

(a) at no time during the period that begins on the date of the Preliminary Memorandum and ends at the time of purchase did or will the Preliminary Memorandum, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of the Final Memorandum and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the last time at which the Final Memorandum, as then amended or supplemented, is delivered in connection with an initial resale of any Notes by any Initial Purchaser will the Final Memorandum, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(a) with respect to any statement contained in either Memorandum in reliance upon and in conformity with information concerning an Initial Purchaser and furnished in writing by or on behalf of such Initial Purchaser through UBS to the Company expressly for use in such Memorandum; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of, or used, in connection with the offer or sale of the Notes, any material or communication that would, assuming the Notes were to be offered publicly, constitute a “prospectus” (within the meaning of the Act), in each case other than the Preliminary Memorandum;

(c) the Company satisfies (A) all conditions for the use of a registration statement on Form S-3 under the Act, including without limitation, (i) the registrant requirements of General Instruction I.A of Form S-3 under the Act and the transaction requirements of General Instructions I.B.1 of Form S-3 under the Act and (ii) to register the Notes, and the Shares issuable upon conversion of the Notes, for resale in the manner contemplated by the Preliminary Memorandum, the Final Memorandum and the Registration Rights Agreement; and (B) the conditions set forth in Rules 415(a)(1)(i) and 430B(b) under the Act;

(d) as of the dates indicated therein, the Company has an authorized and outstanding capitalization as set forth in the section of the Preliminary Memorandum and the Final Memorandum entitled “Capitalization”; subject to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Preliminary Memorandum and the Final Memorandum and the grant of options under existing stock option plans described in the Preliminary Memorandum and the Final Memorandum, the Company has, as of the date of this Agreement, and the Company shall have, as of the time of purchase and each additional time of purchase, if any, an authorized and outstanding capitalization as set forth in the section of the Preliminary Memorandum and the Final Memorandum entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon issuance, the Shares will be duly listed, and admitted and authorized for trading, on the “Nasdaq Global Market” (the “NASDAQ”);

(e) the Company has been duly incorporated under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum, to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Notes and to issue, sell and deliver the Notes and the Shares issuable upon conversion of the Notes as contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Notes; upon the filing, by the Company with the Secretary of State of the State of Delaware, of an affidavit certifying the accuracy of the information furnished on the Company’s Delaware 2006 Annual Franchise Tax Report, including the Company’s total gross asset amount as of December 31, 2006, and any related minor ministerial filings with the Secretary of State of the State of Delaware (such affidavit and related filings, the “Good Standing Filings”), the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware;

(f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Notes or (iii) result in the delisting of shares of Common Stock from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”);

(g) the Company has no subsidiaries (as defined under the Act) other than Innovase LLC, TNEWCO Inc. and Concord Merger Sub, Inc. (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charter and the bylaws of the Company and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; none of the Subsidiaries owns or possesses any property or assets, or has any obligations or liabilities, or possess any rights (by contract, franchise, permit or otherwise) or engages in any operations that are, individually or in the aggregate, material to the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole;

(h) this Agreement has been duly authorized, executed and delivered by the Company;

(i) the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(j) the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(k) the Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Shares issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and, upon conversion of the Notes in accordance with their terms and the terms of the Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof), and are sufficient in number to meet the current conversion requirements (assuming all conditions to such conversion have been satisfied) based on the sum of the Conversion Rate (as defined in the Indenture) in effect as of the time of purchase and as of each additional time of purchase and the maximum number of additional shares identified in the table under the caption “Description of notes—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change—The increase in the conversion rate” in the Final Memorandum”; such Shares, when so issued upon such conversion in accordance with the terms of the Notes and of the Indenture, will be duly and validly issued and fully paid and nonassessable; and the certificates for such Shares will be in due and proper form;

(l) the terms of the Notes, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to each description thereof contained in the Preliminary Memorandum and the Final Memorandum;

(m) when the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(n) neither the Company nor any “affiliate” (as defined in Rule 501(b) of Regulation D under the Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act), which sale, offer, solicitation or negotiation is or will be integrated with the offer or sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(o) it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser pursuant to this Agreement to register the Notes or the Shares under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); assuming the Initial Purchasers offer and sell the Notes only to persons whom they, or their agents, reasonably believe are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A, it is not necessary in connection with the offer, sale and delivery of the Notes by the Initial Purchasers to such persons in the manner contemplated by the Preliminary Memorandum and the Final Memorandum to register the Notes or the Shares under the Act or to qualify the Indenture under the Trust Indenture Act; it is not necessary to register under the Act any Shares issued upon conversion of the Notes in accordance with their terms and the terms of the Indenture;

(p) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C) and (D), for any such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(q) the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Notes and the issuance of the Shares issuable upon conversion of the Notes, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (B) and (D), for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(r) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Notes or the issuance of Shares upon conversion of the Notes or the consummation of the transactions as contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Notes, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchasers, (ii) as may be required by federal securities laws with respect to the Company’s obligations under the Registration Rights Agreement, and (iii) as have been made or obtained, or as will be made or obtained, as required;

(s) the Agreement and Plan of Merger and Reorganization, made and entered into as of February 12, 2007, by and among Diversa Corporation, Concord Merger Sub, Inc., Celunol Corp. and William Lese (the “Merger Agreement”) has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms;

(t) neither the execution or performance of the Merger Agreement nor the consummation of the merger contemplated thereby (the “Merger”) or of any other transaction contemplated thereby will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation or breach of any of the provisions of the Company’s certificate of incorporation or bylaws;

(ii) contravene, conflict with or result in a violation or breach of, or give any governmental body or other person the right to challenge any of the transactions contemplated by the Merger Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order of any governmental body to which the Company or any Subsidiary or any of the assets owned or used by the Company or any Subsidiary is subject, subject to (A) any required approval by the directors or stockholders of the Company of the transactions contemplated by the Merger Agreement pursuant to the Delaware General Corporation Law or the continued listing standards of NASDAQ; (B) the filing of a Notification of Listing of Additional Shares with NASDAQ; (C) the filing, with the Secretary of State of the State of Delaware, of documents customarily so filed in connection with transactions of the type contemplated by the Merger Agreement; (D) the receipt of any necessary approvals required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Merger; (E) the declaration, by the Commission, of the effectiveness under the Act of the Company’s joint proxy statement and registration statement on Form S-4 (File No. 333-141392); (F) the filing, with the SEC, of documents or reports as required by the terms of the Merger Agreement or as customarily so filed in connection with transactions of the type contemplated by the Merger Agreement (collectively, the “Merger Consents and Filings”);

(iii) subject to obtaining or making, as applicable, the Merger Consents and Filings, contravene, conflict with, or result in a violation or breach of, or default under, any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Company or any Subsidiary or that otherwise relates to the business, or any of the material assets owned or used by, the Company or any Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(iv) contravene, conflict with, or result in a violation or breach of, or default under, any provision of any contract or instrument of the Company or any Subsidiary, or give any person the right to declare a default or exercise any remedy under any such contract or instrument, to accelerate the maturity or performance of any such contract or instrument or to cancel, terminate or modify any such contract or instrument, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect;

(v) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by the Company or any Subsidiary (except for minor liens that will not, individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any Subsidiary); or

(vi) except for the Merger Consents and Filings, and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary will, or will be required to, make any filing with or give any notice to, or obtain any consent from, any person in connection with the execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, except for filings, consents and notices that, if not made or obtained, would not impair or reasonably be expected to impair in any material respect the ability of the parties to the Merger Agreement to consummate the transactions contemplated thereby.

(u) to the Company’s knowledge, the representations and warranties of Celunol Corp. in the Merger Agreement (as qualified by the related disclosure schedules) were true and correct as of the date given and are true and correct as of the date of this Agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(v) except as described in the Preliminary Memorandum and the Final Memorandum, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Notes; except as disclosed in the Preliminary Memorandum and the Final Memorandum, and except for any such rights as have been duly waived, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; except for such rights as have been duly waived, no person has the right, contractual or otherwise, to include any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company in any registration statement to be filed with the Commission pursuant to the Registration Rights Agreement or the offering contemplated thereby;

(w) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses in the manner described in the Preliminary Memorandum and the Final Memorandum, except where the failure to have or obtain such licenses, authorizations, consents and approvals or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(x) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or overtly contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(y) Ernst & Young, LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(z) Grant Thornton LLP, whose report on the consolidated financial statements of Celunol Corp., is included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, are, to the Company’s knowledge, independent registered public accountants with respect to Celunol Corp. as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(aa) the financial statements included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and of Celunol Corp. as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and of Celunol Corp. for the periods specified and have been prepared in compliance with the requirements of the Act (assuming the Preliminary Memorandum and the Final Memorandum were a prospectus included in a registration statement under the Act) and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved all pro forma financial statements or data included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum

comply with the requirements of the Act (assuming the Preliminary Memorandum and the Final Memorandum were a prospectus included in a registration statement under the Act) and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Preliminary Memorandum and the Final Memorandum are in all material respects accurately and fairly presented and, where applicable, prepared on a basis consistent with the financial statements and books and records of the Company; assuming the Preliminary Memorandum and the Final Memorandum were a prospectus included in a registration statement under the Act, there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Preliminary Memorandum or the Final Memorandum (or any Incorporated Document) that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Preliminary Memorandum and the Final Memorandum; and all disclosures contained or incorporated by reference in the Preliminary Memorandum and the Final Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, assuming the Preliminary Memorandum and the Final Memorandum were a prospectus included in a registration statement under the Act;

(bb) no stock option grant under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s); and (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable;

(cc) subsequent to the respective dates as of which information is given in the Preliminary Memorandum and the Final Memorandum, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(dd) the Company has obtained for the benefit of the Initial Purchasers the agreement (a “Lock-Up Agreement”) of each person or entity set forth in Exhibit A-1 hereto, in the respective forms set forth in Exhibit A-2 through Exhibit A-6 and identified in Exhibit A-1 hereto;

(ee) neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, neither of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ff) except as disclosed in the Preliminary Memorandum and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described the Preliminary Memorandum and the Final Memorandum as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; and (ii) all the property described in the Preliminary Memorandum and the Final Memorandum as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(gg) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Preliminary Memorandum and the Final Memorandum as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Preliminary Memorandum and the Final Memorandum as under development) (such inventions, patent applications, patents, trademarks, tradenames, service names, copyrights, trade secrets and information, collectively, “Intellectual Property”), except where the failure to own, license or have such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Preliminary Memorandum and the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Preliminary Memorandum and the Final Memorandum disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Preliminary Memorandum and the Final Memorandum as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Preliminary Memorandum and the Final Memorandum as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary;

(hh) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(ii) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the Company’s knowledge, anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the Company’s knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(jj) in the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(kk) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, except (i) those being contested in good faith and for which adequate reserves have been provided and (ii) where the failure to timely file such tax returns or timely pay such taxes or assessments would not, individually or in the aggregate, have a Material Adverse Effect;

(ll) except as disclosed in the Preliminary Memorandum and the Final Memorandum, the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(mm) except as disclosed in the Preliminary Memorandum and the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Preliminary Memorandum and the Final Memorandum, or filed as an exhibit to any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(nn) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(oo) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all “significant deficiencies” (as defined in Paragraph 9 of Auditing Standard No. 2 of the U.S. Public Company Accounting Oversight Board), if any; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “material weaknesses” (as defined in Paragraph 10 of Auditing Standard No. 2 of the U.S. Public Company Accounting Oversight Board), if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no changes in internal controls or in other factors that have materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(pp) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Preliminary Memorandum and the Final Memorandum has been made or reaffirmed with a reasonable basis and in good faith;

(qq) all statistical or market-related data included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has obtained the written consent to the use of such data from such sources to the extent required;

(rr) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Preliminary Memorandum or the Final Memorandum (assuming the Preliminary Memorandum and the Final Memorandum were a prospectus included in a registration statement under the Act);

(ss) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Preliminary Memorandum and the Final Memorandum;

(tt) the Company and the Subsidiaries have each operated and currently are in compliance with all applicable rules, regulations and policies of the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof, the United States Department of Agriculture, the Environmental Protection Agency or any other U.S. or foreign government regulatory agency, except where the failure to so operate or to so be in compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(uu) the issuance and sale of the Notes as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(vv) the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

(ww) the Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended;

(xx) the Company has obtained the written consent of Comerica to the execution, delivery and performance of the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated thereby, including the issuance of the Notes and the issuance of the Shares issuable upon conversion of the Notes;

(yy) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or like payment in connection with the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement or the Notes or the consummation of the transactions contemplated hereby or thereby;

(zz) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Initial Purchaser or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

4. Representations and Warranties of the Initial Purchasers. The Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement, and each Initial Purchaser, severally and not jointly, hereby represents and warrants to and agrees with the Company that:

(a) it will offer and sell the Notes only to persons whom it, or its agents, reasonably believe are QIBs in transactions meeting the requirements of Rule 144A and that, in purchasing such Notes, are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer restrictions”; and

(b) it is a QIB within the meaning of Rule 144A; and

(c) within the United States, it has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Notes by any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to prepare the Final Memorandum in a form approved by the Initial Purchaser and to make no amendment or supplement to the Final Memorandum which shall be disapproved by the Initial Purchasers;

(b) to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Notes and the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Notes and the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes and the Shares) or to subject itself to taxation in any jurisdiction where it is not then so subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes and the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) to make available to the Initial Purchasers in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Initial Purchasers, as many copies of the Final Memorandum (or of the Final Memorandum as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of this Agreement), and any documents incorporated by reference therein, as the Initial Purchasers may request for purposes of facilitating the resale of the Notes;

(d) until the completion of the initial resale of the Notes by the Initial Purchasers as contemplated herein, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(e) to advise the Initial Purchasers promptly of the happening of any event occurring at any time prior to the completion of the initial resale of the Notes by the Initial Purchasers as contemplated herein, which event could require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(a) hereof, to, upon the Initial Purchasers’ request, prepare and furnish, at the Company’s expense, to the Initial Purchasers promptly such amendments or supplements to such Final Memorandum as may be necessary to reflect any such change;

(f) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(g) hereof;

(g) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of proceeds” in the Preliminary Memorandum and the Final Memorandum;

(h) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes and the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes or the Shares, and all other costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) the producing, word processing and/or printing of this Agreement, the Indenture, the Registration Rights Agreement and the Notes, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Initial Purchasers and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes and the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Initial Purchasers) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchasers and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the offering of the Notes and the Shares by the National Association of Securities Dealers, Inc. (the “NASD”), including the legal fees and filing fees and other disbursements of counsel to the Initial Purchasers relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes and the Shares to prospective investors and the Initial Purchasers’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) any fees payable to investment rating agencies with respect to the rating of the Notes; (x) the costs and charges of the Trustee and any transfer agent, registrar or depositary; (xi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the Private Offering, Resale, and Trading through Automated Linkages (“PORTAL”) system of the NASD or any appropriate market system, (xii) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC, (xiii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and (xiv) the performance of the Company’s other obligations hereunder;

(i) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Final Memorandum (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the issuance of the Notes as contemplated by this Agreement; (B) the issuance of Shares upon conversion of the Notes, (C) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Preliminary Memorandum and the Final Memorandum; (D) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to equity compensation plans described in the Preliminary Memorandum and the Final Memorandum or for which the Company is seeking stockholder approval pursuant to the Company’s joint proxy statement and registration statement on Form S-4 (File No. 333-141392); (E) the filing, and effectiveness, under the Act of the registration statement to be filed with the Commission pursuant to the Registration Rights Agreement; (F) in the event the acquisition of Celunol Corp., as contemplated by the Merger Agreement, is consummated during the Lock-Up Period, (i) issuances of Common Stock or securities exercisable for shares Common Stock (or shares of Common Stock underlying such securities), and the assumption of the equity compensation plans and outstanding options and warrants of Celunol Corp., in each case pursuant to the Merger Agreement, (ii) the filing and effectiveness, under the Act, of one or more registration statements on Form S-8 for the purpose of effecting the registration, under the Act, of the offer and sale of equity securities pursuant to equity compensation plans of Celunol Corp. assumed by the Company pursuant to the Merger Agreement, (iii) the filing and effectiveness, under the Act, of one or more registration statements on Form S-3 or another appropriate form, and any amendments thereto, for the purpose of effecting the registration, under the Act, of the offer and sale of shares of Common Stock underlying warrants of Celunol Corp. assumed by the Company pursuant to the Merger Agreement and (iv) the issuance, during the Lock-Up Period, of shares of Common Stock in connection with the Merger or with the entering into of employment agreements with former officers of Celunol Corp., provided that no more than an aggregate of two million (2,000,000) shares of Common Stock may be issued during the Lock-Up Period pursuant to this clause (F)(iv); (G) the filing and effectiveness, under the Act, of a joint proxy statement and registration statement on Form S-4 or any other appropriate form, and any amendments thereto, pursuant to the Merger Agreement; (H) the filing and effectiveness, under the Act, of one or more registration statements on Form S-8 for the purpose of effecting the registration, under the Act, of the offer and sale of equity securities pursuant to the Company’s 2005 Non-Employee Director Stock Option Plan or 2007 Equity Incentive Plan or pursuant to “evergreen” provisions contained in the Company’s equity compensation plans as in effect on the date hereof; (I) the filing and effectiveness, under the Act, of one or more registration statements on Form S-3, or another appropriate form, upon the exercise, by equity holders of the Company, of registration rights heretofore granted by the Company to such equity holders, as such registration rights exist on the date hereof, without giving effect to any subsequent amendments thereto; (J) issuances of shares of Common Stock pursuant to the Company’s Employee Stock Purchase Plan, as amended, as described in the Company’s joint proxy statement and registration statement on Form S-4 (File No. 333-141392); and (K) issuances, during the Lock-Up Period, of shares of Common Stock to Edward T. Shonsey and Anthony E. Altig pursuant to the Transitional Employment Agreement, dated February 11, 2007, between Edward T. Shonsey and the Company and the Transitional Employment Agreement, dated February 11, 2007, between Anthony E. Altig and the Company, respectively, as such agreements exist on the date hereof, without giving effect to any subsequent amendments thereto, in the event such persons’ employment with the Company terminates and, at the time of such termination, such persons held unexpired options for shares of Common Stock;

(j) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Notes and the Shares, without your prior consent;

(k) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of, or use, in connection with the offer or sale of the Notes, any material or communication that would, assuming the Notes were to be offered publicly, constitute a “prospectus” (within the meaning of the Act), in each case other than the Final Memorandum;

(l) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes;

(m) to use its reasonable best efforts to cause the Shares issuable upon conversion of the Notes to be listed on the NASDAQ and to maintain such listing;

(n) to use its reasonable best efforts to cause the Notes to be eligible for trading in PORTAL;

(o) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p) if, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, any of the Notes (or Shares issued upon conversion thereof) (or any shares of Common Stock paid as part of any “Make-Whole Premium” (as defined in the Indenture)) are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, to furnish, upon request and at the Company’s expense, for the benefit of the holders from time to time of the Notes, to holders and beneficial owners of Notes and prospective purchasers of Notes, information satisfying the requirements of Rule 144A(d)(4);

(q) to at all times reserve and keep available, free of preemptive rights, shares of Common Stock in an amount sufficient to satisfy the Company’s obligations to issue Shares upon conversion of the Notes;

(r) to (i) use its best efforts to cause the Notes, and the Shares issuable upon conversion of the Notes, to be included in the book-entry settlement system of the DTC and (ii) comply with all of its obligations set forth in the representations letter of the Company to the DTC relating to such inclusion;

(s) not to, and to cause the Subsidiaries not to, and to use its best efforts to cause the Company’s or Subsidiaries’ Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act), which sale, offer, solicitation or negotiation could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes;

(t) not to solicit any offer to buy or offer or sell the Notes or the Shares by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(u) until such time as none of the Notes and Shares issuable upon conversion of the Notes are “restricted securities” within the meaning of Rule 144(a)(3), not to be or become an “open-end investment company,” “unit investment trust” or “face-amount certificate company” (as such terms are defined in the Investment Company Act) that is or is required to be registered under Section 8 of the Investment Company Act;

(v) during the period that begins at the time of purchase and ends two years after the later of the time of purchase or the latest additional time of purchase, if any, not to, and not to permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Notes or the Shares which constitute “restricted securities” within the meaning of Rule 144(a)(3) that have been reacquired by any of them; and

(w) to file the Good Standing Filings with the Secretary of State of the State of Delaware, and to take any and all actions otherwise required in order to cause the Company to be validly existing as a corporation in good standing under the laws of the State of Delaware, in each case as soon as practicable but in no event later than the time of purchase.

6. Reimbursement of the Initial Purchasers’ Expenses. If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Initial Purchasers in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(h) hereof, reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

7. Conditions of the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Cooley Godward Kronish LLP, counsel for the Company, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Initial Purchaser, in the form set forth in Exhibit B hereto, with such changes as are acceptable to UBS.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a letter of Cooley Godward Kronish LLP, counsel for the Company, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Initial Purchaser, in the form set forth in Exhibit C hereto, with such changes as are acceptable to UBS.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Morrison & Foerster, LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Initial Purchaser, in the form set forth in Exhibit D hereto, with such changes as are acceptable to UBS.

(d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Edwards Angell Palmer & Dodge LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Initial Purchaser, in the form set forth in Exhibit E hereto, with such changes as are acceptable to UBS.

(e) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a certificate of Jeffrey Black, Chief Accounting Officer of the Company, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Initial Purchaser, in the form set forth in Exhibit F hereto, with such changes as are acceptable to UBS.

(f) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, a certificate of Kalim Fuzail, Senior Director, Intellectual Property, of the Company, addressed to the Initial Purchasers, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Initial Purchaser, in the form set forth in Exhibit G hereto, with such changes as are acceptable to UBS.

(g) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Final Memorandum, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Initial Purchasers (with executed copies for each of the Initial Purchasers) in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained or incorporated by reference in the Preliminary Memorandum and the Final Memorandum.

(h) You shall have received from Grant Thornton LLP letters dated, respectively, the date of this Agreement, the date of the Final Memorandum, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Initial Purchaser in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures with respect to Celunol Corp. contained or incorporated by reference in the Preliminary Memorandum and the Final Memorandum.

(i) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Initial Purchaser, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

(j) No amendment or supplement to the Preliminary Memorandum or the Final Memorandum shall have been made to which you shall have objected in writing.

(k) At the time of purchase or additional time of purchase, as applicable, no Memorandum, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit H hereto.

(m) You shall have received copies, duly executed by the Company and the other party or parties thereto, of the Indenture and the Registration Rights Agreement.

(n) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(dd) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(o) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Preliminary Memorandum or the Final Memorandum as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(p) The Notes shall be included in the book-entry settlement system of the DTC and designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

(q) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance.

(r) There shall exist no event or condition which would constitute a default or an event of default under the Notes or the Indenture.

(s) The Good Standing Filings shall have been duly filed with the Secretary of State of the State of Delaware, and the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum, to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Notes and to issue, sell and deliver the Notes and the Shares issuable upon conversion of the Notes as contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Notes.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The several obligations of the Initial Purchasers hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Preliminary Memorandum and the Final Memorandum, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Preliminary Memorandum and the Final Memorandum, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Preliminary Memorandum and the Final Memorandum, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS elects to terminate this Agreement as provided in this Section 8, the Company and each other Initial Purchaser shall be notified promptly in writing.

If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(h), 6 and 10 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Initial Purchasers’ Commitments. Subject to Sections 7 and 8 hereof, if any Initial Purchaser shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder at the time of purchase or an additional time of purchase (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) (the “Defaulted Notes”)

and if the aggregate principal amount of the Defaulted Notes which all Initial Purchasers so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Notes to be purchased at such time, the non-defaulting Initial Purchasers (including the Initial Purchasers, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Notes they are obligated to purchase at such time pursuant to Section 1 hereof) the aggregate principal amount of Defaulted Notes agreed to be purchased by all such defaulting Initial Purchasers at such time, as hereinafter provided. Such Defaulted Notes shall be taken up and paid for by such non-defaulting Initial Purchasers, acting severally and not jointly, in such amount or amounts as you may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Firm Notes set forth opposite the names of such non-defaulting Initial Purchasers in Schedule A.

Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Company or selected by the Company with your approval). Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Additional Notes hereunder at an additional time of purchase unless all of the Additional Notes to be purchased by the Initial Purchasers at such additional time of purchase (as set forth in the related written notice referred to in the second paragraph of Section 1 hereof) are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Company or selected by the Company with your approval).

If a new Initial Purchaser or Initial Purchasers are substituted by the Initial Purchasers or by the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Final Memorandum and other documents may be effected.

The term “Initial Purchaser” as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 9 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A hereto.

If the aggregate principal amount of Defaulted Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase at the time of purchase or an additional time of purchase, as the case may be, exceeds 10% of the total aggregate principal amount of Notes which all Initial Purchasers agreed to purchase hereunder at such time, and if neither the non-defaulting Initial Purchasers nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder at such time, this Agreement, or, in the case of a default with respect to any Additional Notes, the obligations of the Initial Purchasers to purchase, and of the Company to sell, the Additional Notes that otherwise were to be purchased by the Initial Purchasers at such additional time of purchase, shall terminate without further act or deed and without any liability with respect thereto on the part of the Company to any Initial Purchaser and without any liability with respect thereto on the part of any non-defaulting Initial Purchaser to the Company; provided, however, that, for avoidance of doubt, in the case of such a termination on account of a default with respect to any Additional Notes, this Agreement shall not terminate as to the Firm Notes or any Additional Notes purchased by the Initial Purchasers from the Company pursuant hereto prior to such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

10. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its partners, directors and officers, any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Initial Purchaser that sells Notes on behalf of such Initial Purchaser, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in any Memorandum, or in any amendment or supplement to any Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through UBS to the Company expressly for use in, such Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact in such Memorandum in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through UBS to the Company expressly for use in, either Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact in such Memorandum in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Initial Purchaser (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of the Initial Purchasers’ discounts and commissions but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, bear to the gross proceeds to the Company from the offering of the Notes (before deducting the Initial Purchasers’ discounts and commissions and other expenses). The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective principal amount of Notes they have agreed to purchase hereunder and not joint.

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Initial Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Notes, or in connection with any Memorandum.

11. Information Furnished by the Initial Purchasers. The statements set forth under the caption “Plan of distribution—Over-allotment, price stabilization” in the Final Memorandum, only insofar as such statements relate to over-allotment and stabilization activities that may be undertaken by the Initial Purchasers, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 3 and 10 hereof.

12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 4955 Directors Place, San Diego, CA 92121, Attention: Edward T. Shonsey, Chief Executive Officer.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Initial Purchaser or any indemnified party. Each Initial Purchaser and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a non-appealable final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors, officers and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

17. No Fiduciary Relationship. The Company hereby acknowledges that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Initial Purchasers agree that the Initial Purchasers are acting as principal and not the agent or fiduciary of the Company and no Initial Purchaser has assumed, and no Initial Purchaser will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Initial Purchaser has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns. This Agreement shall be binding upon the Initial Purchasers and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Initial Purchasers’ respective businesses and/or assets.

20. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Initial Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Initial Purchasers, severally.

Very truly yours,

DIVERSA CORPORATION

By:	/s/ ANTHONY E. ALTIG
Name: Anthony E. Altig
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Initial Purchasers named in Schedule A hereto:

UBS SECURITIES LLC

By:	/s/ JAMEY ESCALER
Name: Jamey Escaler
Title: Director

By:	/s/ JENNIFER BAND
Name: Jennifer Band
Title: Associate Director

SCHEDULE A

Initial Purchasers	Principal Amount of Firm Notes
UBS SECURITIES LLC	$88,750,000
Jefferies & Company, Inc.	3,750,000
Canaccord Adams Inc.	3,750,000
Cantor Fitzgerald & Co.	3,750,000

Total	$100,000,000

EXHIBIT A-1

PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Form of Lock-Up
Mark Leschly	Exhibit A-2
James H. Cavanaugh	Exhibit A-2
Cheryl A. Wenzinger	Exhibit A-2
Melvin I. Simon	Exhibit A-2
Fernand Kaufmann	Exhibit A-2
Peter Johnson	Exhibit A-2
Joshua Ruch	Exhibit A-2
HealthCare Ventures III, L.P.	Exhibit A-2
HealthCare Ventures IV, L.P.	Exhibit A-2
HealthCare Ventures V, L.P.	Exhibit A-2
HealthCare Ventures VI, L.P.	Exhibit A-2
Rho Management Partners	Exhibit A-2
Rho Capital Partners Inc. (I, II, III)	Exhibit A-2
Rho Capital Partners Vanwaltungs GmbH	Exhibit A-2
Rho Management Ventures IV, LLC	Exhibit A-2
William H. Baum	Exhibit A-3
Anthony E. Altig	Exhibit A-4
Edward T. Shonsey	Exhibit A-5
R. Patrick Simms	Exhibit A-5
Carlos Riva	Exhibit A-6
John McCarthy	Exhibit A-6
Michael Zak	Exhibit A-6
John Malloy	Exhibit A-6

A1-1